FINANCIAL ASSET SECURITIES CORP.
Soundview Home Loan Trust 2006-OPT2
Mortgage Loan Pass-Through Certificates, Series 2006-OPT2

UNDERWRITING AGREEMENT

March 14, 2006

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

Financial Asset Securities Corp., a Delaware corporation (the “Company”), proposes to sell, and Greenwich Capital Markets, Inc. (“GCM”), Morgan Keegan & Company, Inc. and Sandler O’Neill & Partners, L.P. (collectively the “Underwriters”) propose to purchase, the aggregate principal amount (or notional amount, as applicable) of the Soundview Home Loan Trust 2006-OPT2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, and Class M-8 Certificates (the “Offered Certificates”) set forth opposite its name on Schedule I hereto. Only the Offered Certificates are being purchased by the Underwriters hereunder. The Offered Certificates, together with the Class M-9, Class M-10, Class M-11, Class C, Class P, Class R and Class R-X Certificates (collectively, the “Certificates”), will be issued by the Company pursuant to a Pooling Agreement (the “Pooling Agreement”), dated as of April 1, 2006, among the Company, as depositor (the “Depositor”), Option One Mortgage Corporation, as servicer (the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Each Certificate will evidence the holder’s beneficial ownership in a trust fund (the “Trust Fund”), created pursuant to the Pooling Agreement, and consisting primarily of fixed rate and adjustable rate, residential mortgage loans (the “Mortgage Loans”) secured by first and second liens on Residential Dwellings. The Offered Certificates are described more fully in Schedule I hereto and in the Prospectus Supplement furnished to the Underwriters by the Company and referred to below.

Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling Agreement.

1.  Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that, as of the date hereof and as of the Closing Date:

(a)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective on the date set forth in Schedule I hereto and copies of which have heretofore been delivered to the Underwriters. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with the Underwriters’ consent, pursuant to Rule 424 under the 1933 Act, a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof, and has previously advised the Underwriters of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Loans to be set forth therein. Such registration statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the “Registration Statement.” The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the 1933 Act a final prospectus dated September 26, 2005 (the “Base Prospectus”) and a final prospectus supplement dated March 14, 2006 relating to the Offered Certificates (the “Prospectus Supplement”). The Company also proposes to prepare and file with the Commission pursuant to Rule 433 of the 1933 Act a free writing prospectus, dated March 13, 2006, relating to the Offered Certificates (the “Pricing Free Writing Prospectus”). The Base Prospectus and the Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Pricing Free Writing Prospectus and the Final Prospectus is referred to herein as a “Prospectus.”

(b)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, the Free Writing Prospectus, as amended or supplemented as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, comply and will comply as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Free Writing Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (a) information omitted from the Free Writing Prospectus but included in the Final Prospectus or (b) information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representative expressly for use therein, as specified on Exhibit C hereto (the “Underwriters’ Information”) and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriters’ Information. It is understood and acknowledged that the only information furnished to the Company in writing by the Underwriter is the Underwriters’ Information (as defined in Section 7(b) herein).

(c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling Agreement and two Assignment Agreements.

(d)  As of the date hereof, as of the date on which the Pricing Free Writing Prospectus is first filed pursuant to Rule 433 under the 1933 Act, as of the date on which the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

(e)  As of the date hereof, the Company is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(f)  This Agreement has been duly authorized, executed and delivered by the Company.

(g)  Each of the Pooling Agreement and the Assignment Agreements (collectively, the “Other Agreements”), when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company; and each of the Other Agreements and this Agreement, when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity under the Assignment Agreements, limitations of public policy under applicable securities laws.

(h)  As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling Agreement and delivered to the Underwriters for the account of the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement. The Offered Certificates, will not be “mortgage related securities,” as such term is defined in the singular in the Securities Exchange Act of 1934, as amended (the “1934 Act”) and as such term is defined in the singular in the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

(i)  As of the Cut-off Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Pricing Free Writing Prospectus and the Final Prospectus and will conform to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

(j)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. None of (i) the issuance and sale of the Offered Certificates, (ii) the execution and delivery by the Company of this Agreement and the Other Agreements, (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

(k)  There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements, (iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

(l)  Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

(m)   Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling Agreement, the Company (i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, “Liens”), (ii) had not assigned to any Person any of its right, title or interest in and to such Mortgage Loans or in the Pooling Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee, and upon the execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired all of the Company’s right, title and interest in and to the Mortgage Loans.

(n)  Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates nor the activities of the Trust Fund pursuant to the Pooling Agreement will cause the Company or the Trust Fund to be, an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(o)  At the Closing Date, the Offered Certificates will conform in all material respects to the descriptions thereof contained in the Pricing Free Writing Prospectus and the Final Prospectus.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Offered Certificates to the Underwriters, and the Underwriters agree (except as set forth in Section 8 hereof) to purchase, from the Company, the aggregate principal amount (or notional amount, as applicable) of the Offered Certificates set forth opposite its name in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable).

3.  Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281 at 10:00 a.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be changed by agreement between the Underwriter and the Company or as provided herein (such date and time of delivery and payment for the Offered Certificates being herein called the “Closing Date”). Delivery of the Offered Certificates shall be made to the Underwriters, against payment by the Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriters. The Offered Certificates to be so delivered shall be in book entry form, in each case, unless otherwise agreed, in such denominations and registered in such names as the Underwriters may have requested in writing not less than two full business days in advance of the Closing Date.

The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

4.  Offering of the Offered Certificates. It is understood that, subject to the terms and conditions hereof, the Underwriters proposes to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

5.  Covenants of the Company and GCFP. The Company covenants and agrees with the Underwriters that:

(a)  The Company will prepare the Pricing Free Writing Prospectus and the Final Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Offered Certificates, and such other information as the Underwriters and the Company may deem appropriate in connection with the offering of such Offered Certificates. The Company promptly will advise the Underwriters or the Underwriters’ counsel (i) when the Pricing Free Writing Prospectus or the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 433 or Rule 424, as applicable, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that would cause the Pricing Free Writing Prospectus or the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause the Pricing Free Writing Prospectus and the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 433 and Rule 424 under the 1933 Act, as applicable or will cause the Pricing Free Writing Prospectus and the Final Prospectus to be filed with the Commission pursuant to said Rule 433 and Rule 424, as applicable.

(b)  If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary in the judgment of the Company or the Underwriters to amend or supplement the Final Prospectus or the Registration Statement to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c)  The Company will furnish to the Underwriters and the Underwriters’ counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by the Underwriters may be required by the 1933 Act, as many copies of the Final Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(d)  [Reserved].

(e)  The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

(f)  The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or “blue sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Pricing Free Writing Prospectus and the Final Prospectus, the preparation and production of this Agreement and the delivery to the Underwriters of such copies of the Pricing Free Writing Prospectus and the Final Prospectus as the Underwriters may reasonably request; and the fees of the Rating Agencies (as defined in Section 6 hereof).

(g)  The Company will enter into the Other Agreements on or prior to the Closing Date.

(h)  The Company will file with the Commission within fifteen days after the issuance of the Offered Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Loans to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below) as the Company is required under the rules and regulations therunder to file, and to do so within the applicable period of time prescribed by the rules and regulations.

(i)  The Company acknowledges and agrees that the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. In addition, neither the Representative nor any other Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(j)  The Company will, to the extent that the Underwriters has complied with the terms of Section 5 (below), file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Sections 6 and 7 (below), as the Company is required under the rules and regulations to file, and do so within the applicable period of time prescribed by the rules and regulations.

6.  Covenants of the Underwriters. The Underwriters covenant and agree with the Company that:

(a)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (as defined herein).

(b)  In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations, including, but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(c)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act.

(d)  It has not disseminated and will not disseminate any information relating to the Offered Certificates in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(e)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend prohibited under this Agreement.

(f)  Prior to entering into any Contract of Sale, the Underwriters shall convey the Pricing Free Writing Prospectus to each prospective investor. The Underwriters shall maintain sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations.

(g)  On or before the Closing Date, the Underwriters shall execute and deliver to Thacher Proffitt & Wood llp a copy of the original issue discount pricing letter provided to the Representative by Thacher Proffitt & Wood llp.

(h)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of Underwritten Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Underwritten Certificates to the public in that Relevant Member State at any time:

(i)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)  to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of Underwritten Certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Underwritten Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(i)  Each confirmation of sale with respect to Offered Certificates delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173:

Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling [ ].

7.  Offering Procedures. (a) The following terms have the specified meanings for purposes of this Agreement:

(i)  “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii)  “Derived Information” means any information regarding the Offered Certificates, other than the Issuer Information, disseminated by any Underwriter to a potential investor.

(iii)  “Free Writing Prospectus” means the Preliminary Term Sheet, the Pricing Free Writing Prospectus and any other information relating to the Offered Certificates disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv)  “Issuer Information” means the information contained in pages 1 through 22 of the Preliminary Term Sheet.

(v)  “Preliminary Term Sheet” means the preliminary term sheet dated March 8, 2006 attached hereto as Exhibit A.

(b)  Neither the Company nor the Underwriters will disseminate to any potential investor any information relating to the Offered Certificates that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriters, Derived Information, unless (i) if the Underwriters seek to disseminate such information, such Underwriter or the Representative has obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of the Representative.

The Underwriters may convey Derived Information (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Derived Information shall not be “broadly disseminated” and (y) to an investor after a Contract of Sale provided that the Underwriters have complied with Section 6(f) in connection with such Contract of Sale. The Underwriters shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

Neither the Company nor the Underwriters shall disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the Securities Act, nor shall the Company or the Underwriters disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(c)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B.

8.  Conditions to the Purchase of the Offered Certificates. The obligations of the Underwriters hereunder to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; the Pricing Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the 1933 Act and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)  The Company shall have delivered to the Underwriters a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, a negative assurance letter of Underwriters’ Counsel, with respect to each Prospectus.

(d)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, a negative assurance letter of Thacher Proffitt & Wood llp, counsel to the Company, with respect to each Prospectus.

(e)  The Underwriters shall have received from Thacher Proffitt & Wood llp and counsel for the Company, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)  The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement and the Final Prospectus, as of their effective or issue dates (in each case other than the documents incorporated therein by reference and the numerical, financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder;

(ii)  To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(iii)  This Agreement has been duly authorized, executed and delivered by the Company;

(iv)  Each of the Pooling Agreement and the Assignment and Recognition Agreements has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

(v)  The statements in the Base Prospectus under the headings “Material Federal Income Tax Consequences” and “ERISA Considerations,” the statements in the Prospectus Supplement under the headings “Summary Of Terms—Material Federal Income Tax Consequences,” “—ERISA Considerations,” “Material Federal Income Tax Consequences” and “ERISA Considerations” to the extent that they constitute matters of federal law or legal conclusions with respect thereto are correct in all material respects with respect to those consequences or aspects that are discussed;

(vi)  The direction by the Company to the Trustee to execute, authenticate and deliver the Offered Certificates has been duly authorized by the Company, and the Offered Certificates, when executed and authenticated in the manner contemplated in the Pooling Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

(vii)  The Offered Certificates and the Pooling Agreement conform to the descriptions thereof contained in the Final Prospectus;

(viii)  The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust Fund is required to be registered under the Investment Company Act; and

(ix)  Assuming compliance with the Pooling Agreement for federal income tax purposes, each REMIC created thereunder will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended.

In addition, such counsel shall state that nothing has come to its attention which has led it to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Final Prospectus as of the date of the Final Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to (a) financial statements, schedules, tables and other financial or statistical data included or incorporated by reference in or omitted from the Final Prospectus or (b) the information in the Prospectus Supplement under the headings “The Mortgage Pool,” “The Sponsor” and “The Servicer.”

(f)  The Underwriters shall have received from the in-house counsel to the Company or an affiliate of the Company, a favorable opinion, dated the Closing Date, to the effect that:

(i)  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Other Agreements;

(iii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates and except any recordation of the assignments of the Mortgage Loans to the Trustee pursuant to the Pooling Agreement that have not yet been completed; and

(iv)  The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and none of (A) the issuance and sale of the Offered Certificates, (B) the execution or delivery of or performance under this Agreement or the Other Agreements, and (C) the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates.

(g)  [Reserved];

(h)  The Underwriters shall have received from in-house counsel to the Seller, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)  The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

(ii)  To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting such Seller before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Seller to carry out the transactions contemplated in this Agreement and the Other Agreements;

(iii)  No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein;

(iv)  The Seller is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Seller, and neither (A) the execution or delivery of or performance under this Agreement and the Other Agreements nor (B) the consummation of any other of the transactions contemplated therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Seller, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound, or any state or federal statute or regulation applicable to the Seller or any of its affiliates or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its affiliates; and

(i)  The Representative shall have received, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters, letters prepared by Deloitte & Touche LLP, certified public accountants, (a) regarding certain numerical information contained or incorporated by reference in the Pricing Free Writing Prospectus and the Final Prospectus and (b) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans.

(j)  The Underwriters shall have received from each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s” collectively with S&P, the “Rating Agencies”) a rating letter assigning to the Offered Certificates the ratings indicated on Schedule I hereto, none of which ratings shall have been withdrawn.

(k)  The Underwriters shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and the Underwriters’ counsel, to the effect that the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters and the Trustee.

(l)  [Reserved]

(m)   The Underwriters shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.

(n)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, and the Underwriters and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.

(o)  If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and the Underwriters’ counsel, this Agreement and all the obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

9.  Indemnification and Contribution. The Company agrees with the Underwriters that:

(a)  The Company indemnifies and holds harmless the Underwriters, the Underwriters’ officers, directors and partners, and each Person who controls the Underwriters within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Pricing Free Writing Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Base Prospectus, the Pricing Free Writing Prospectus, the Final Prospectus or in any amendment or supplement to any of them, or the Issuer Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse for any legal or other expenses reasonably incurred by the Underwriters, the Underwriters’ respective officers and directors and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents (x) under the heading “Yield, Prepayment and Maturity Considerations—Weighted Average Lives,” the tables regarding assumed mortgage loan characteristics and the tables entitled “Percent of Original Certificate Principal Balance Outstanding” (collectively, the “Excluded Information”); (y) in reliance upon and in conformity with any Underwriters’ Information or (z) in any Derived Information in any Free Writing Prospectus, except in the case of clause (x) or (z) to the extent that any untrue statement or omission or alleged untrue statement or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information in the Pricing Free Writing Prospectus or the Final Prospectus for which the Company is responsible or concerning the characteristics of the Mortgage Loans furnished by the Seller or the Company, as applicable, to the Underwriters for use in the preparation of any Excluded Information in any Free Writing Prospectus (any such information, the “Pool Information”), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Company did not provide timely written notice of such error to the Underwriters (any such uncorrected Pool information, a “Pool Error”); and, provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an omission to include in the Pricing Free Writing Prospectus information included in the Final Prospectus.

(b)  The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only if any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information of the Underwriters except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information. This indemnity will be in addition to any liability that the Underwriters may otherwise have. The Company and the Underwriters each acknowledge that (i) the term Underwriters’ Information shall mean the last paragraph on the cover page of the Prospectus Supplement and the first paragraph (including the table following such paragraph) and the first sentence of the second paragraph under the heading “Method of Distribution” in the Prospectus Supplement and (ii) Underwriters’ Information constitutes the only information furnished in writing by the Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Underwriters confirms that its Underwriters’ Information is correct.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party or there is a conflict or potential conflict between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel, approved by the Underwriters in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). Each indemnified party, as a condition of the indemnity agreements contained in Section 9(a) and (b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in section 9(a) or (b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Underwriters shall be equal to its aggregate discount and underwriting commissions with respect to the Offered Certificates purchased by it as set forth on Schedule I hereto, and the relative benefits of the Company shall be equal to the balance of the proceeds of the sale of the Offered Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total amount of underwriting discounts and commissions received by the Underwriters with respect to the related Offered Certificates (which amounts are set forth in Schedule I hereto) exceeds the amount of damages which the Underwriters would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, a Person, if any, that controls the Underwriters within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does the Underwriters and each director of the Underwriters and each officer of the Underwriters shall have the same rights to contribution as the Underwriters, and each Person, if any, that controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10.  Termination. (a) This Agreement shall be subject to termination in the Underwriters’ absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if, prior to such time, (i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange or the over the counter market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in either Underwriter’s reasonable judgment, impracticable to market the Offered Certificates on the terms specified herein or (iv) if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled.

(b)  If the sale of the Offered Certificates shall not be consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of such Underwriter, the Company shall reimburse such Underwriter for the reasonable fees and expenses of such Underwriter’s counsel and for such other out-of-pocket expenses as shall have been incurred by such Underwriter in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand the Company shall pay the full amount thereof to such Underwriter.

(c)  This Agreement will survive delivery of and payment for the Offered Certificates. The provisions of Section 7 and this Section 8(c) shall survive the termination or cancellation of this Agreement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any persons controlling it.

11.  [Reserved.]

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to GCM, will be mailed, delivered or transmitted by facsimile and confirmed to Greenwich Capital Markets, Inc. at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department; if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department.

13.  No Advisory or Fiduciary Responsibility. Each of the Company and the Underwriters acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Underwriters, on the one hand, and the Underwriters, on the other hand, and the Company and the Underwriters are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Underwriters or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company or the Underwriters with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Underwriters on other matters) or any other obligation to the Company or the Underwriters except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Underwriters and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Underwriters have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Underwriters hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Underwriters may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

14.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7, and their successors and assigns, and no other Person will have any right or obligation hereunder except that the representations, warranties, indemnities and agreements contained in this Agreement also shall be deemed to be for the benefit of the Person or Persons, if any, who control the Underwriters within the meaning of the 1933 Act and for the benefit of the Underwriters’ officers and directors.

15.  Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

16.  Minimum Investment Amounts. The Underwriters shall only sell the Certificates to initial investors in minimum total investment amounts of $100,000.

[Signature page follows]

If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

FINANCIAL ASSET SECURITIES
CORP.

By: /s/ Patrick Leo
Name: Patrick Leo
Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Patrick Leo
Name: Patrick Leo
Title: Vice President

MORGAN KEEGAN & COMPANY, INC.

By: /s/ Brian M. Mellone
Name: Brian M. Mellone
Title: Managing Director

SANDLER O’NEILL & PARTNERS, L.P.

By: /s/ Robert Kleinert
Name: Robert Kleinert
Title:  An Officer of the Corporation

CONFIRMED AND ACCEPTED for purposes of Section 17,
as of the date first above written:

GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.

By: /s/ Patrick Leo
Name: Patrick Leo
Title: Vice President

SCHEDULE I

Underwriting Agreement dated March 14, 2006.

As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-127352 which was declared effective on September 1, 2005.

Closing Date: April 7, 2006.

Approximate Pool Balance: $1,542,400,000 of Mortgage Loans.

Cut-Off Date: April 1, 2006.

Title and Description of Offered Certificates:

Soundview Home Loan Trust 2006-OPT2 Asset-Backed Certificates, Series 2006-OPT2, Classes designated on the following page:

				Initial Certificate Ratings
Class	Class Principal Balance	Purchase Price Percentage	Pass-Through Rate	Moody’s	S&P
A-1	$ 584,740,000	100%	Variable Pass-Through Rate	Aaa	AAA
A-2	$ 295,730,000	100%	Variable Pass-Through Rate	Aaa	AAA
A-3	$ 297,950,000	100%	Variable Pass-Through Rate	Aaa	AAA
A-4	$ 87,180,000	100%	Variable Pass-Through Rate	Aaa	AAA
M-1	$ 108,800,000	100%	Variable Pass-Through Rate	Aa2	AA+
M-2	$ 31,200,000	100%	Variable Pass-Through Rate	Aa3	AA
M-3	$ 28,000,000	100%	Variable Pass-Through Rate	A1	AA
M-4	$ 27,200,000	100%	Variable Pass-Through Rate	A2	AA-
M-5	$ 25,600,000	100%	Variable Pass-Through Rate	A3	A+
M-6	$ 22,400,000	100%	Variable Pass-Through Rate	Baa1	A
M-7	$ 18,400,000	100%	Variable Pass-Through Rate	Baa2	A-
M-8	$ 15,200,000	100%	Variable Pass-Through Rate	Baa3	BBB+

	GCM	Sandler O’Neill	Morgan Keegan
Class A-1	$ 526,266,000.00	$ 29,237,000.00	$ 29,237,000.00
Class A-2	$ 266,157,000.00	$ 14,786,500.00	$ 14,786,500.00
Class A-3	$ 268,155,000.00	$ 14,897,500.00	$ 14,897,500.00
Class A-4	$ 78,462,000.00	$ 4,359,000.00	$ 4,359,000.00
Class M-1	$ 97,920,000.00	$ 5,440,000.00	$ 5,440,000.00
Class M-2	$ 28,080,000.00	$ 1,560,000.00	$ 1,560,000.00
Class M-3	$ 25,200,000.00	$ 1,400,000.00	$ 1,400,000.00
Class M-4	$ 24,480,000.00	$ 1,360,000.00	$ 1,360,000.00
Class M-5	$ 23,040,000.00	$ 1,280,000.00	$ 1,280,000.00
Class M-6	$ 20,160,000.00	$ 1,120,000.00	$ 1,120,000.00
Class M-7	$ 16,560,000.00	$ 920,000.00	$ 920,000.00
Class M-8	$ 13,680,000.00	$ 760,000.00	$ 760,000.00

EXHIBIT A

PRELIMINARY TERM SHEET

EXHIBIT B

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

EXHIBIT C

The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Certificates of each class to the public in Europe and the United States.

Until the distribution of the Offered Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, none of the Depositor nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but the Underwriters have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition of the issuance of the Certificates that the Offered Certificates receive the following ratings at least as high as the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s ” and collectively with S&P, the “Rating Agencies”):

	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa2
M-2	AA	Aa3
M-3	AA	A1
M-4	AA-	A2
M-5	A+	A3
M-6	A	Baa1
M-7	A-	Baa2
M-8	BBB+	Baa3

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of